    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1995
                                                            REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              --------------------

                                   FORM  S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                              THOMAS NELSON, INC.
             (Exact Name of Registrant as Specified in its Charter)
         TENNESSEE                                               62-0679364
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                         NELSON PLACE AT ELM HILL PIKE
                        NASHVILLE, TENNESSEE 37214-1000
                                 (615) 889-9000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              --------------------

                                 JOE L. POWERS
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                              THOMAS NELSON, INC.
                         NELSON PLACE AT ELM HILL PIKE
                        NASHVILLE, TENNESSEE  37214-1000
                                 (615) 889-9000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                              --------------------

                                    COPY TO:

                           JAMES H. CHEEK, III, ESQ.
                               BASS, BERRY & SIMS
                             FIRST AMERICAN CENTER
                          NASHVILLE, TENNESSEE  37238

                              --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c), under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            --------------------

                                             CALCULATION OF REGISTRATION FEE
==============================================================================================================================
         TITLE OF SHARES                 AMOUNT                  PROPOSED                  PROPOSED                AMOUNT OF
              TO BE                       TO BE          MAXIMUM AGGREGATE PRICE  MAXIMUM AGGREGATE OFFERING      REGISTRATION
            REGISTERED                 REGISTERED              PER SHARE(1)                PRICE(1)                   FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
   $1.00 per share  . . . . . . .    144,436 shares               $16.25                  $2,347,085                  $810
==============================================================================================================================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on November 27, 1995.
                              ____________________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1995

                                 144,436 SHARES

                              THOMAS NELSON, INC.

                                  COMMON STOCK

                         ------------------------------

         All of the 144,436 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Thomas Nelson, Inc. (the "Company") offered hereby are being offered by certain shareholders of the Company (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

         The Shares may be sold from time to time in brokerage transactions at prevailing market prices through J.C. Bradford & Co. or others in privately negotiated transactions for the account of each of the Selling Shareholders or others at prices at or near the market price or in other privately negotiated transactions. See "Plan of Distribution."

         The Company has agreed to bear all expenses (other than selling commissions relating to the Shares and expenses of counsel to the Selling Shareholders, if any) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholders against certain liabilities and the Selling Shareholders have agreed to indemnify the Company against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

         The Company has two classes of authorized and issued common stock. Holders of the Common Stock, which is offered hereby, are entitled to one vote per share, and holders of the Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"), are entitled to ten votes per share on all matters submitted to a vote of shareholders of the Company.

         The Common Stock and Class B Common Stock are traded on the New York Stock Exchange (the "NYSE") under the symbols "TNM" and "TNM.B," respectively. On November 27, 1995, the last reported sale prices of the Common Stock and Class B Common Stock on the NYSE were $16.25 and $19.50 per share, respectively.

                         ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

               THE DATE OF THIS PROSPECTUS IS DECEMBER ___, 1995.

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information regarding the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits thereto.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement (with exhibits), as well as such reports, proxy statements and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York, 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street. N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

         The Common Stock and Class B Common Stock are listed on the NYSE. The aforementioned material also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Company is organized under the laws of the State of Tennessee, its executive offices are located at Nelson Place at Elm Hill Pike, Nashville, Tennessee 37214-1000, and its telephone number is (615) 889-9000.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, heretofore filed by the Company with the Commission (File No. 0-4095) pursuant to the Exchange Act, are incorporated and made a part of this Prospectus by reference, except as superseded or modified herein:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.

         (2) The Company's Quarterly Report on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995, respectively.

         (3)     The Company's Current Report on Form 8-K, dated November 21,
                 1995.

         (4) The description of the Company's Common Stock and Class B Common Stock contained in the Registration Statement on Form 8-A filed on May 26, 1995.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described herein (not including exhibits to those documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Prospectus). Requests for such copies should be directed to Joe L. Powers, Executive Vice President and Secretary, Thomas Nelson, Inc., Nelson Place at Elm Hill Pike, Nashville, Tennessee 37214-1000, telephone number (615) 889-9000.

                                  THE COMPANY

         Thomas Nelson, Inc. is a leading publisher, producer and distributor of books and recorded music emphasizing Christian, inspirational and family value themes, and believes it is the largest commercial publisher of the Bible in English language translations. The Company also designs and markets a broad line of gift and stationery products. The Company believes it is the largest publisher of Christian and inspirational books and the largest producer of recorded Christian music in the United States.

         The Company's publishing operations involve the publication and distribution of hardback and trade paperback books with Christian, inspirational or family value themes and a broad line of Bibles and related publications. Authors published by the Company include some of the most well-known Christian and inspirational communicators in the field, including Chuck Colson, James Dobson, Billy Graham, Benny Hinn, Barbara Johnson, Max Lucado, Frank Peretti, Pat Robertson, Robert Schuller, Gary Smalley, Charles Stanley, Charles Swindoll and Bodie and Brock Thoene. In each of the last three fiscal years, the Company published over 300 new titles and, during that period, published over 50% of the top ten best selling Christian and inspirational books based on the monthly Bookstore Journal Christian Hardbound Bestsellers' Lists. The Company publishes nine of the ten major English language Bible translations, four of which are proprietary to the Company, and introduced in June 1995 the Contemporary English Version ("CEV") Bible translation, which is designed to be understandable at virtually any reading level.

         The Company's music operations are comprised of the production and distribution of Christian and inspirational recorded music and related music publishing. Traditional and contemporary Christian and inspirational music is a genre which is defined by its lyrical content and encompasses a diverse range of musical styles including gospel, praise and worship, country, rock, rhythm and blues, rap and metal. Recording artists under contract with the Company include Anointed, Helen Baylor, Shirley Caesar, Brian Duncan, Amy Grant, Sandi Patty, Petra and Point of Grace. In 1995, the Company's artists received ten Dove Awards, the Christian music industry's annual awards for outstanding recording artists and releases. In fiscal 1995, the Company released 90 new titles, and maintains a catalog of over 40,000 copyrighted songs which are licensed to independent publishers, record companies, churches and other organizations. In addition, the Company operates a music publishing business engaged in songwriter development, print music publishing and copyright administration.

         The Company's gift division was established in 1989 to develop and market gift, stationery and related items. The gift division's product line includes 80 collections and over 800 separate items, such as journals and blank books, diaries, address books, photo albums, gift bags, calendar and desk sets, baby gifts, kitchen accessories, and stationery. Products are marketed under the Markings(TM), Pretty Paper(R) and Markings Inspirations(TM) brand names, the latter of which incorporates Christian and inspirational text or themes. Certain product lines are marketed as collections, with each collection including a variety of products featuring a common design or theme. Designs include original art work licensed from artists such as Sam Butcher, Carol Endres, Larry Stephenson and Susan Wheeler and classic oriental, tapestry and country print fabric designs. Effective October 30, 1995, the Company further enhanced its position in the gift products market through the acquisition of The C.R. Gibson Company ("Gibson"). Gibson is a leading designer, manufacturer and distributor of paper gift products, including baby and wedding memory books, stationery, gift wrap, greeting cards and other products.

                                DIVIDEND POLICY

         Declaration of dividends is within the discretion of the Board of Directors of the Company. The Board of Directors considers the payment of dividends on a quarterly basis, taking into account the Company's earnings and capital requirements as well as financial and other conditions existing at the time. Certain covenants of the Company's credit facilities limit payment of cash dividends based on the Company's cumulative consolidated net income. In each quarter in fiscal 1994 and 1995, the Company paid a cash dividend of $.032 per share on its Common Stock and Class B Common Stock. For each of the first and second quarters of fiscal 1996, the Company paid a cash dividend of $.04 per share on its Common Stock and Class B Common Stock. In addition, the Company effected a five-for-four stock split of the Common Stock and Class B Common Stock in the form of a 25% stock dividend on March 24, 1995.


                              SELLING SHAREHOLDERS

         The table below sets forth certain information provided to the Company by the Selling Shareholders regarding the beneficial ownership of Common Stock (as of November 27, 1995) of the shareholders who are offering Shares pursuant to this Prospectus. The table assumes that all Shares offered hereby will be sold and, unless otherwise noted, the Company has been advised that the persons named in the table have sole voting and investment power with respect to the Common Stock indicated. None of the Selling Shareholders owns greater than one percent of the Company's outstanding Common Stock.


                                            SHARES BENEFICIALLY                            SHARES BENEFICIALLY
                                             OWNED PRIOR TO THE                            OWNED FOLLOWING THE
           SELLING SHAREHOLDERS                   OFFERING            SHARES OFFERED            OFFERING
-----------------------------------------   -------------------       --------------       -------------------
Eric C. Presley(1)  . . . . . . . . . . .          38,888                 38,888                    0
Barbara Presley . . . . . . . . . . . . .          33,557                 33,334                   223
W. Clay Presley(2)  . . . . . . . . . . .          22,221                 22,221                    0
Charles D. Gray, III  . . . . . . . . . .          11,110                 11,110                    0
C. Daniel Page, Jr. Trust . . . . . . . .          11,110                 11,110                    0
Maria M. Trakas . . . . . . . . . . . . .           8,888                  8,888                    0
George A. Trakas  . . . . . . . . . . . .           2,221                  2,221                    0
Phyllis Carothers . . . . . . . . . . . .           2,777                  2,777                    0
J.C. Carothers, Jr. . . . . . . . . . . .           2,777                  2,777                    0
Jeffery Davis . . . . . . . . . . . . . .           5,555                  5,555                    0
Pam Manion  . . . . . . . . . . . . . . .           5,555                  5,555                    0

(1) Eric C. Presley is the President of PPC, Inc., a wholly-owned subsidiary of the Company.
(2)      W. Clay Presley is Vice President - Gift Products of the Company.

         Each of the Selling Shareholders is a former shareholder of PPC, Inc., a North Carolina Corporation ("PPC"). The Company obtained all of the outstanding shares of PPC in March 1994 in exchange for the issuance to the Selling Shareholders of the shares offered hereby. The transaction was accounted for as a pooling of interests. As a result of this transaction, PPC became a wholly-owned subsidiary of the Company. In connection with the issuance of such Shares, the Selling Shareholders received the right to require the Company to register the Shares offered hereby. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time in brokerage transactions at prevailing market prices through J.C. Bradford & Co. or others, in privately negotiated transactions for the account of each of the Selling Shareholders or others, at prices at or near the market price or in other privately negotiated transactions. Ordinary brokerage commissions will be paid in connection with brokerage transactions.

         In connection with the Company's combination with PPC, the Selling Shareholders received the right to demand the registration of the Shares offered hereby pursuant to a Registration Rights Agreement dated March 31, 1994 (the "Registration Rights Agreement"). The Company has agreed to pay the expenses of this offering, but the Selling Shareholders will be responsible for all brokerage commissions and any other selling commissions, stock transfer taxes and the fees and disbursements of their counsel, if any. Expenses to be paid by the Company are estimated to be $7,000. The Company has agreed to maintain the effectiveness of the Registration Statement covering the Shares for a period of 90 days following the date hereof.

         The Company has agreed to indemnify the Selling Shareholders, and the Selling Shareholders have agreed to indemnify the Company, against certain liabilities in connection with this offering, including liabilities under the Securities Act.

         The Selling Shareholders and any brokers or other persons who participate in the sale of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such brokers or other persons, and any profits on the resale of the Shares, may be deemed to be underwriting commissions or discounts.


                                 LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Bass, Berry & Sims, Nashville, Tennessee.


                                    EXPERTS

         The financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $   810
            Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4,000
            Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .              500
            Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .              500
            Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,190
                                                                                                     -------
                     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 7,000
                                                                                                     =======

         Except for the SEC Registration Fee, all expenses are estimated. All of the above-mentioned expenses will be borne by the Registrant.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith, (ii) in the case of conduct in an official capacity with the corporation, such person reasonably believed such conduct was in the corporation's best interests, (iii) in all other cases, such person reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation, and (iv) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that such officer or director (i) was adjudged liable to the corporation in a proceeding by or in right of the corporation, (ii) was adjudged liable on the basis that personal benefit was improperly received by him, or (iii) breached his duty of care to the corporation.

         The Company's Amended and Restated Charter and Amended Bylaws provide that to the fullest extent permitted by law no director shall be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this provision relieves the Company's directors from personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing (i) any breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions.

         The Company currently has in effect an executive liability insurance policy which provides coverage for its directors and officers in amounts of $20,000,000 per claim and $20,000,000 for annual aggregate claims. The policy covers any error, misstatement, act or omission, or breach of duty committed by a director or officer, subject to certain specified exclusions.

ITEM 16.  EXHIBITS

         See Index to Exhibits on page II-6.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this registration statement:

                 (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 1st day of December, 1995.

                                        THOMAS NELSON, INC.


                                        By: /s/  Joe L. Powers
                                           -------------------------------------
                                         Joe L. Powers
                                         Executive Vice President and Secretary



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sam Moore and Joe L. Powers, and each of them, his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                Date
              ---------                                   -----                                ----
   /s/ Sam Moore                      Chairman of the Board of Directors,   Chief        December 1, 1995
 -----------------------------------  Executive Officer and President
              Sam Moore               (Principal Executive Officer)



   /s/ S. Joseph Moore                Executive Vice President and Director              December 1, 1995
 -----------------------------------
           S. Joseph Moore



  /s/ Joe L. Powers                   Executive Vice President and Secretary             December 1, 1995
 -----------------------------------  (Principal Financial and Accounting Officer)
            Joe L. Powers



  /s/ Joe M. Rodgers                  Director                                           December 1, 1995
 -----------------------------------
           Joe M. Rodgers





  /s/ Brownlee O. Currey, Jr.         Director                                           December 1, 1995
 -----------------------------------
       Brownlee O. Currey, Jr.

              Signature                                Title                                   Date
              ---------                                -----                                   ----
   /s/ W. Lipscomb Davis, Jr.                         Director                           December 1, 1995
 -----------------------------------
       W. Lipscomb Davis, Jr.



  /s/ Robert J. Niebel, Sr.                           Director                           December 1, 1995
 -----------------------------------
        Robert J. Niebel, Sr.



  /s/ Millard V. Oakley                               Director                           December 1, 1995
 -----------------------------------
          Millard V. Oakley



  /s/ Andrew J. Young                                 Director                           December 1, 1995
 -----------------------------------
           Andrew J. Young



  /s/ Cal Turner, Jr.                                 Director                           December 1, 1995
 -----------------------------------
           Cal Turner, Jr.

                               INDEX TO EXHIBITS



    Exhibit
    Number                                     Description
    -------                                    -----------

     4.1 Registration Rights Agreement dated as of March 31, 1994, by and among the Registrant and each of the former holders of common stock of PPC, Inc.

     4.2       Amended and Restated Charter of the Registrant (filed as Exhibit
               4.1 to Registrant's Registration Statement on Form S-8 (Commission File No. 33-80086) and incorporated herein by reference)

     4.3 Amended Bylaws of the Registrant (filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1990 and incorporated herein by reference)

      5 Opinion of Bass, Berry & Sims, counsel to Registrant, as to the legality of the Common Stock being registered

     23.1      Consent of Arthur Andersen LLP

     23.2      Consent of Bass, Berry & Sims (included in Exhibit 5)

      24       Power of Attorney (set forth on page II-4)